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                                 EXHIBIT 11.1

                COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
                   (in thousands, except per share amounts)
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

                                                        Fiscal Years Ended
                                            -------------------------------------------
                                            December 28,   December 30,   December 31,
                                               1996           1995           1994
                                            -------------  -------------  -------------
                                            (52 weeks)     (52 weeks)     (52 weeks)

Earnings before extraordinary loss........      $352,735       $318,866       $268,903
Extraordinary loss........................        (2,862)       (16,053)       (26,707)
                                                --------       --------       --------
Net earnings for common stock.............      $349,873       $302,813       $242,196
                                                ========       ========       ========

PRIMARY (1)
------

Weighted average common and dilutive
   common equivalent shares:
     Common stock outstanding.............       125,489        115,734        109,911
     Stock options........................         5,886          4,679          3,626
                                                --------       --------       --------
                                                 131,375        120,413        113,537
                                                ========       ========       ========
Primary earnings from continuing
   operations per share...................      $   2.68       $   2.65       $   2.37
Primary results of extraordinary
   loss per share.........................          (.02)          (.13)          (.24)
                                                --------       --------       --------
Primary net earnings per share............      $   2.66       $   2.52       $   2.13
                                                ========       ========       ========

FULLY DILUTED (2)
-------------

Weighted average common shares
   and all other dilutive securities:
     Common stock outstanding.............       125,489        122,729        109,911

     Stock options........................         6,544          6,503          3,933
     Convertible debt.....................                                      15,870
                                                --------       --------       --------
                                                 132,033        129,232        129,714
                                                ========       ========       ========

Fully diluted earnings from
   continuing operations per share (2)....      $   2.67       $   2.50       $   2.19

Fully diluted results of extraordinary
   loss per share.........................          (.02)          (.12)          (.21)
                                                --------       --------       --------
Fully diluted net earnings per share (2)..      $   2.65       $   2.38       $   1.98
                                                ========       ========       ========

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(1)  The 6-3/8% Convertible Junior Subordinated Notes issued in December 1992 and the Convertible Junior Subordinated Debentures issued in March 1991 are not included in the computation of primary earnings per share since they are not common stock equivalents. The 6-3/8% Convertible Junior Subordinated Notes were converted into common stock on or before the redemption date of September 5, 1995. These shares were included in the weighted average number of common stock outstanding for the year ended December 30, 1995 as of the date of conversion for primary earnings per share and as of the first day of the year for fully diluted earnings per share.

(2) Earnings used to calculate fully diluted earnings per share have been adjusted to reflect the tax effected interest expense of $3,600 and $14,800 for the years ended December 30, 1995 and December 31, 1994, respectively, that would have been avoided in connection with the assumed conversion of the 6-3/8% Convertible Junior Subordinated Notes and the 8-1/4% Convertible Junior Subordinated Debentures as of the beginning of each year.